EXHIBIT 10.3

            Severance Agreements have been executed by the Company and the indicated employees, each substantially identical in all material respects to the form of Severance Agreement filed as Exhibit 10.6 to the Company's 2000 Annual Report on Form 10-K except as noted below.

EMPLOYEE	POSITION	DATE OF AGREEMENT
Neil M. Bardach	Vice President - Finance Chief Financial Officer	August 1, 1998
Allen Cheng	Vice President	March 1, 2001
Howard R. Crabtree	Vice President, Organization and Human Resources	January 1, 1997
Anton Dulski	Chief Operating Officer	January 1, 1997
S. Garrett Gray	Vice President, General Counsel and Secretary	January 1, 1997
Kenneth Massimine	Vice President	March 1, 2001
Paul R. Saueracker	President and Chief Executive Officer	January 1, 1997
John A. Sorel	Vice President	March 1, 2001